Exhibit 99.2
Contact:
Deborah S. Lorenz
Senior Director
Investor Relations and
Corporate Communications
Molecular Insight Pharmaceuticals, Inc.
(617) 871-6667
dlorenz@molecularinsight.com
FOR IMMEDIATE RELEASE
Molecular Insight Pharmaceuticals Announces Inducement Grant for
CEO Under NASDAQ Marketplace Rule 4350
Cambridge, MA, May 15, 2009 — Molecular Insight Pharmaceuticals, Inc. (NASDAQ: MIPI) announced today that in connection with its hiring of Daniel L. Peters as its President and Chief Executive Officer, and as reported in its Current Report on Form 8-K filed May 15, 2009, Mr. Peters was granted a non-statutory stock option to purchase up to 500,000 shares of common stock under the Company’s equity incentive plan. This option, priced at $3.93, has a ten-year term and will vest in four equal annual installments, subject to continued employment. Mr. Peters will also be granted an inducement option to purchase up to 125,000 shares of common stock, in reliance upon NASDAQ Marketplace Rule 4350 (i)(1)(A)(iv), at the next regularly-scheduled meeting of the Compensation Committee. This inducement grant will vest upon the achievement of performance-based milestones that will be determined by the Compensation Committee.
About Molecular Insight Pharmaceuticals, Inc.
Molecular Insight Pharmaceuticals (NASDAQ: MIPI) is a Cambridge, Massachusetts-based biopharmaceutical company focused on the discovery and development of innovative radiopharmaceuticals in the emerging field of molecular medicine. These novel radiopharmaceuticals will provide important improvements in disease detection and enable the delivery of radiation therapy to widespread metastatic cancers. We have focused the initial applications of our proprietary technologies in the areas of cardiology and oncology. Molecular Insight’s lead molecular imaging radiopharmaceutical product candidate, Zemiva™, is being developed for the diagnosis of cardiac ischemia, or insufficient blood flow to the heart. The Company’s imaging candidate, Trofex™, is in development for the detection of metastatic prostate cancer. Molecular Insight’s lead molecular radiotherapeutic product candidates, Azedra™, Onalta™, and Solazed™, are being developed for detection and treatment of cancer. In addition, the Company’s discovery efforts continue to identify early-stage candidates — a product of our in-house scientific expertise and the application of our proprietary platform technologies. For more information, visit http://www.molecularinsight.com.
Forward-Looking Statements
Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about the development of ZemivaTM, TrofexTM , AzedraTM, OnaltaTM, Solazed™, and our other product candidates. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Molecular Insight to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory
Molecular Insight Pharmaceuticals, Inc. • 160 Second Street • Cambridge, MA 02142
Tel: 617.492.5554 • Fax: 617.492.5664 • www.molecularinsight.com

Molecular Insight Pharmaceuticals Announces Inducement Grant for CEO Under NASDAQ Marketplace Rule 4350
May 15, 2009

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approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission (SEC). The Company’s SEC filings are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at http://www.sec.gov. Press releases for Molecular Insight Pharmaceuticals, Inc. are available on our website: www.molecularinsight.com. If you would like to receive press releases via e-mail, please contact: investor@molecularinsight.com. All forward-looking statements are qualified in their entirety by this cautionary statement, and Molecular Insight undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.
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